                            CINRAM INTERNATIONAL INC.

                          NOTICE OF ANNUAL AND SPECIAL
                             MEETING OF SHAREHOLDERS

            NOTICE IS HEREBY GIVEN that an annual and special meeting (the "Meeting") of shareholders of CINRAM INTERNATIONAL INC. (the "Corporation") will be held at the TSX Conference Centre, 130 King Street West, Toronto, Ontario on Friday, June 13, 2003, at the hour of 11:00 a.m. (Toronto time) for the following purposes:

1. TO RECEIVE the annual report and the financial statements for the year ended December 31, 2002 and the report of the auditors thereon;

2. TO APPOINT auditors and to authorize the directors to fix their remuneration;

3.    TO ELECT directors;

4. TO CONSIDER and, if deemed advisable, to pass an ordinary resolution to approve the increase in the number of common shares reserved for issuance upon the due exercise of options granted pursuant to the Stock Option Incentive Plan (the "Plan") of the Corporation to 8,000,000 being an increase of 4,000,000 common shares;

5. TO CONSIDER and, if deemed advisable, to pass the resolution, with or without amendment, in the form of Schedule "B" attached to the accompanying Information Circular, confirming the adoption of the Corporation's By-Law No.41; and

6. TO TRANSACT such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.

            A form of proxy solicited by management of the Corporation in respect of the Meeting is enclosed herewith, together with a copy of the annual report of the Corporation which contains the financial statements of the Corporation for the year ended December 31, 2002.

            Shareholders who are unable to be present at the Meeting are requested to sign the enclosed form of proxy and return it in the envelope provided for that purpose. To be effective, the form of proxy must be received at the offices of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or by fax to (416) 981-9803 or 1-866-249-7775, not later than 11:00 a.m. (Toronto time) on Wednesday, June 11, 2003. The accompanying management proxy circular provides additional information relating to the matters to be dealt with at the Meeting.

            DATED this 12th day of May, 2003.

                                            By Order of the Board

                                            (signed)

                                            HENRI A. ABOUTBOUL
                                            Non-Executive Chairman

                            CINRAM INTERNATIONAL INC.

                            MANAGEMENT PROXY CIRCULAR
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                                  JUNE 13, 2003

                             SOLICITATION OF PROXIES

THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF CINRAM INTERNATIONAL INC. (THE "CORPORATION") OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION (THE "MEETING") TO BE HELD AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING, AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. In addition to solicitation by mail, certain officers, directors and employees of the Corporation may solicit proxies by telephone, telegraph or personally. These persons will receive no compensation for such solicitation other than their regular fees or salaries. The cost of solicitation by management will be borne directly by the Corporation. The registered office of the Corporation is located at 2255 Markham Road, Toronto, Ontario, M1B 2W3.

                                VOTING OF PROXIES

The common shares in the capital of the Corporation (the "COMMON SHARES") represented by the accompanying form of proxy (if the same is properly executed in favour of Isidore Philosophe or Lewis Ritchie, the management nominees, and is received at the offices of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not later than 11:00 a.m. (Toronto time) on June 11, 2003 or, if the Meeting is adjourned, not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting) will be voted at the Meeting, and, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specification made. IN RESPECT OF PROXIES IN WHICH SHAREHOLDERS HAVE NOT SPECIFIED THAT THE PROXY NOMINEES ARE REQUIRED TO VOTE OR WITHHOLD FROM VOTING IN RESPECT OF THE ELECTION OF DIRECTORS AND THE APPOINTMENT OF AUDITORS, THE COMMON SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT NOMINEES WILL BE VOTED IN FAVOUR OF THE DIRECTORS LISTED IN THIS INFORMATION CIRCULAR AND THE APPOINTMENT OF AUDITORS.

THE ACCOMPANYING FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING, OR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. At the date hereof, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

                      APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying form of proxy are directors and officers of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT HIM OR HER AT THE MEETING MAY DO SO EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE ACCOMPANYING FORM OF PROXY AND STRIKING OUT THE NAMES OF THE MANAGEMENT NOMINEES OR BY DULY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, RETURNING THE COMPLETED PROXY AT THE OFFICES OF COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, M5J 2Y1 OR BY FAX TO (416) 981-9803 OR 1-866-249-7775, BEFORE THE SPECIFIED TIME.

A SHAREHOLDER GIVING A PROXY HAS THE POWER TO REVOKE IT. Such revocation may be made by the shareholder attending the Meeting, by fully executing another form of proxy bearing a later date and duly depositing the same before the specified time, or by written instrument revoking such proxy duly executed by the shareholder or his or her attorney authorized in writing or, if the shareholder is a body corporate, under its corporate seal or by an officer or attorney thereof, duly authorized, and deposited either at the registered office of the Corporation, 2255 Markham Road, Toronto, Ontario, M1B 2W3, at any time up to and including the last business day preceding the date of the Meeting or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof. Such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

                         VOTING SECURITIES AND PRINCIPAL
                          HOLDERS OF VOTING SECURITIES

The authorized capital of the Corporation consists of an unlimited number of redeemable preference shares and an unlimited number of Common Shares, of which 55,238,392 Common Shares were issued and outstanding as at May 1, 2003.

Each shareholder is entitled to one vote for each Common Share shown as registered in his or her name on the list of shareholders which is available for inspection at the Meeting. The directors have fixed May 9, 2003 as the record date for the Meeting. Accordingly, pursuant to the Canada Business Corporations Act, only shareholders of record as at the close of business on May 9, 2003 are entitled to receive notice of and to attend and vote at the Meeting except that a transferee of Common Shares acquired after that date shall be entitled to vote at the Meeting if such transferee produces properly endorsed certificates for such shares or otherwise establishes ownership of such shares and has demanded not later than 10 days before the Meeting that the name of such transferee be included on the list of shareholders entitled to vote at the Meeting.

At the date hereof, to the knowledge of the directors and officers of the Corporation, no person beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Corporation entitled to be voted at the Meeting.

                            MATTERS TO BE ACTED UPON

1.    APPOINTMENT OF AUDITORS

The management of the Corporation recommends the re-appointment of Messrs. KPMG LLP as auditors of the Corporation. UNLESS SUCH AUTHORITY IS WITHHELD, THE COMMON SHARES REPRESENTED BY THE ACCOMPANYING FORM OF PROXY WILL BE VOTED IN FAVOUR OF THE RE-APPOINTMENT OF MESSRS. KPMG LLP AS AUDITORS OF THE CORPORATION TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND AUTHORIZING THE DIRECTORS OF THE CORPORATION TO FIX THEIR REMUNERATION.

To be approved the resolution must be approved by a majority of the votes cast in respect of the resolution.

2.    ELECTION OF DIRECTORS

Directors of the Corporation are elected annually by the shareholders. The articles of the Corporation provide that the number of directors to be elected shall be a minimum of one (1) and a maximum of fifteen (15). Accordingly, a Board of six (6) directors is to be elected at the Meeting.

UNLESS SUCH AUTHORITY IS WITHHELD, THE COMMON SHARES REPRESENTED BY THE ACCOMPANYING FORM OF PROXY WILL BE VOTED IN FAVOUR OF THE NOMINEES SET OUT BELOW.

The term of office of all present directors of the Corporation expires at the Meeting. Management has been informed by each nominee that he is willing to stand for election or re-election, as applicable, and serve as a director. As of May 1, 2003, the directors and senior officers of the Corporation, as a group, beneficially owned directly or indirectly approximately 5.7% of the outstanding Common Shares.

The following information is submitted with respect to the nominees for directors:

                                                                                                        NUMBER OF COMMON SHARES
                                                                                                     BENEFICIALLY OWNED, DIRECTLY OR
NAME AND POSITION OR OFFICE                                           PERIODS DURING WHICH NOMINEE      INDIRECTLY OR CONTROLLED
       HELD WITH THE                                                        HAS SERVED AS A             AS OF THE DATE HEREOF(1)
        CORPORATION                      PRINCIPAL OCCUPATION         DIRECTOR OF THE CORPORATION
   Isidore Philosophe                Chief Executive Officer of the      Since August 29, 1969                2,483,200
   Director and Chief Executive      Corporation
   Officer

   Lewis Ritchie, C.A.               Chief Financial Officer of the      Since June 1, 1985                      31,938
   Director, Executive Vice          Corporation
   President, Finance, Chief
   Financial Officer and Secretary

   Norman May, Q.C.(3)               Partner of Fogler, Rubinoff LLP     Since December 1, 1985                  20,000
   Director

   Henri A. Aboutboul(2) (3)         Director, Waste Management          Since November 19, 1986                 40,000
   Non-Executive Chairman,           International B.V.
   Director

   Peter G. White (2)(3)             Executive Vice President, Argus     Since June 12, 1997                      7,500
   Director Corporation

   David Rubenstein                  President, Cinram Americas          Since June 19, 2002                        Nil
   Director
   President, Cinram Americas

NOTES:

(1) The information as to Common Shares beneficially owned or over which control or direction is exercised, not being within the knowledge of the Corporation, has been furnished by the respective proposed nominees.

(2)   Member of Compensation Committee.

(3)   Member of the Audit Committee.

Each of the foregoing individuals has held his or her present principal occupation or other office or position with the same company or firm set out opposite his or her name for the past five years with the exception of Mr. Aboutboul, who prior to May 2001 was the Managing Director of Chemicals, Waste Management International and David Rubenstein, who was elected as a Director in June 2001, and prior to June 2001 was President, Cinram U.S. Operations.

The Corporation is required to have and has an audit committee which consists of Messrs. Henri A. Aboutboul, Norman May, Q.C. and Peter G. White. The Corporation does not have an executive committee of the Board of Directors.

IF ANY OF THE ABOVE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THE DISCRETION OF MANAGEMENT UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

3. APPROVAL OF AMENDMENTS TO STOCK OPTION INCENTIVE PLAN TO INCREASE NUMBER OF COMMON SHARES RESERVED

On June 23, 1994, shareholders approved the establishment of the Corporation's Stock Option Incentive Plan (the "Plan") which stipulates that the maximum number of Common Shares that can be reserved for issuance upon the exercise of options is 4,000,000 Common Shares. In order for the Plan to properly reflect the current market capitalization of the Corporation the Plan is proposed to be amended to increase the maximum number of shares to be reserved for issuance upon the exercise of options duly granted pursuant to the Plan from 4,000,000 Common Shares, as presently constituted to 8,000,000 being an increase of 4,000,000 Common Shares.

As at the date hereof, options to purchase a total of 3,234,340 Common Shares are outstanding in favour of directors, officers and employees of the Corporation with only 1,497 remaining available for future grants of options. In order to be effective, the resolution increasing the number of Common Shares reserved under the Plan must be approved by a majority of the votes cast at the meeting but excluding the votes attaching to the shares beneficially owned by:

      (a) insiders (as defined in the Securities Act (Ontario)) of the Corporation to whom shares may be issued under the Plan, other than persons who are insiders solely by virtue of being a director or senior officer of a subsidiary of the Corporation; and

      (b) associates (as defined in the Securities Act (Ontario)) of the persons referred to in subparagraph (a) above.


To the best of the Corporation's knowledge, the votes attaching to approximately 3,182,638 Common Shares will be excluded.

IT IS THE INTENTION OF THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE ENCLOSED FORM OF PROXY TO VOTE THE COMMON SHARES IN RESPECT OF WHICH THEY ARE APPOINTED FOR THE PROPOSED RESOLUTION. THE AMENDMENT MUST ALSO RECEIVE THE APPROVAL OF THE TSX IN ORDER TO BE EFFECTIVE.

4.    CONFIRMATION OF BY-LAWS

Given the amendments to the CBCA in November 2001, the Board of Directors concluded that a comprehensive review of the Corporation's By-Laws was both timely and in the best interests of the Corporation and its shareholders. As a result of that review, the Board of Directors determined that it was appropriate for the Corporation to adopt new By-Laws. On May 12, 2003, the Board of Directors adopted the Corporation's new By-Law No. 41. A copy of the new By-Laws is attached as Appendix 1 to Schedule "B" to this Circular. The new By-Laws are required to be submitted to shareholders at the annual meeting of shareholders for confirmation, rejection or amendment.

The notable changes in the new By-Laws from the previous By-Laws as follows:

(a) the new By-Laws provide greater flexibility by permitting that the Corporation's registered office shall be in the province or territory of Canada specified in the Articles, as opposed to the specific place in such province or territory specified in the Articles;

(b) the new By-Laws provide greater flexibility by reducing the Canadian residency requirements of directors of the Corporation from a majority of directors to at least 25% of the directors;

(c) the new By-Laws change the duties of the board of directors from managing the business and affairs of the Corporation to managing or supervising the management of the business and affairs of the Corporation;

(d) the new By-Laws eliminate the requirement that a majority of any members of a committee of the board of directors be resident Canadians;

(e) the new By-Laws provide greater flexibility with respect to where the Corporation can hold meetings of shareholders;

(f) the new By-Laws reflect the amendment to the CBCA relating to the time periods required for notice of meetings of shareholders and relating to the record date for notice of meetings of shareholders and for dividends;

(g) the new By-Laws provide detailed provisions regarding determination of a record date for voting at meetings of shareholders;

(h) the new By-Laws provide greater flexibility by permitting that meetings of shareholders may be held by means of an electronic communications facility; and

(i) the new By-Laws provide greater flexibility by permitting that the Corporation may, subject to the consent of the applicable addressee, provide certain notices or documents to shareholders or directors by means of electronic delivery.

The form of the proposed resolution to confirm the new By-Laws is set out as Schedule "B" to this Circular.

In order to be effective, the proposed resolution must be approved by at least a majority of the votes present in person or represented by proxy at the Meeting or any adjournment thereof.

It is the intention of the Management representatives designated in the enclosed form of proxy to vote the Common Shares in respect of which they are appointed proxy FOR the proposed resolution, a copy of which is set out in Schedule "B" to this Circular.

5.    PARTICULARS OF OTHER MATTERS TO BE ACTED ON

The management of the Corporation knows of no matters to come before the Annual and Special Meeting of Shareholders other than the matters referred to in the Notice of the Annual and Special Meeting of Shareholders.

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In 1995, The Toronto Stock Exchange passed a by-law containing new disclosure requirements for listed companies regarding their corporate governance. These disclosure requirements require that this Statement of Corporate Governance Practices relate the corporate governance practices of the Board of Directors (the "Board") of the Corporation to the disclosure requirements set out in
Section 473 and the guidelines set out in Section 474 of The Toronto Stock Exchange Company Manual (the "GUIDELINES"). The Guidelines require that the Corporation must provide a complete description of its system of corporate governance with specific reference to each of the Guidelines and, where the Corporation's system is different from any of those guidelines or where the Guidelines do not apply to the Corporation's system, an explanation of the differences or their inapplicability. In 2002, the TSX proposed changes to its corporate governance standards creating additional guidelines and proposing certain mandatory requirements (the "Proposal"). The Proposal is currently under review by the Ontario Securities Commission. The Corporation is required to continue to disclose corporate governance practices against the current Guidelines. However, the TSX has encouraged the Corporation to review the proposed amendments and voluntarily provide the suggested information in the Proposal. The Corporation is pleased to make the following disclosure regarding its corporate governance policies, along with the additional disclosure contained in Appendix A to this Circular.

BOARD COMPOSITION

The Board is currently composed of six members. Of the current Board members, Mr. White is considered by the Board to be an "unrelated director" within the meaning of the Guidelines, as he is "free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding". The other five members are related within the meaning of the Guidelines; Mr. Isidore Philosophe is a member of management and has an interest in corporations from whom the Corporation leases its premises; Mr. Ritchie and Mr. Rubenstein are members of management; Mr. May is a partner in a law firm which has provided legal services to the Corporation; and Mr. Aboutboul has received consulting fees from the Corporation for assisting with the management of the Corporation's operations in Europe. In deciding whether a particular director is or is not a "related director", the Board examined the factual circumstances of each director and considered them in the context of many factors.

Although the Board does not presently have a majority of unrelated directors as recommended by the Guidelines, the Board believes that the current composition of the Board nonetheless serves the Corporation and its shareholders well. The Board believes that all of its directors make a valuable contribution to the Board, the Corporation and its subsidiaries. A number of the directors, although not "unrelated directors", possess an extensive knowledge of the Corporation's businesses and business environment which has proven to be beneficial to the Board, and their participation as directors contributes to the effectiveness of the Board. The Board also believes that the directors are sensitive to conflicts of interest and excuse themselves from deliberations and voting in appropriate circumstances.

The Corporation does not have a "significant shareholder", which the Guidelines define as "a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors."

BOARD COMMITTEES

The Board has an Audit Committee and a Compensation Committee. As and when required, ad hoc committees of the Board will be appointed. As the Board has plenary power, any responsibility which is not delegated to management or a Board committee remains with the Board.

AUDIT COMMITTEE

The Audit Committee is composed of three directors, all of whom are outside directors. Contrary to the Guidelines' recommendations that all members of the Audit Committee should be unrelated directors, only one member is unrelated. The related directors bring a wealth of knowledge and experience to their function and their contributions are considered valuable by the Board and important to fulfilling their role. The Audit Committee is responsible for the integrity of the Corporation's internal accounting and control systems. The Committee receives and reviews the financial statements of the Corporation and makes recommendations thereon to the Board prior to their approval by the full Board. The Audit Committee communicates directly with the Corporation's external auditors in order to discuss audit and related matters whenever appropriate.

COMPENSATION COMMITTEE

The Compensation Committee is composed of two members, both of whom are unrelated directors within the meaning of the Guidelines. The Compensation Committee makes recommendations to the Board regarding the compensation policies and practices of the Corporation that apply to the CEO.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides a summary of compensation earned during each of the Corporation's last three fiscal years by the Chief Executive Officer and the Corporation's four most highly compensated executive officers (hereinafter collectively referred to as the "NAMED EXECUTIVE OFFICERS") other than the Chief Executive Officer. Particulars of the compensation are disclosed elsewhere in this circular.

                         EXECUTIVE COMPENSATION SUMMARY
                            OF COMPENSATION TABLE (1)

                                    ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                                                                      AWARDS           PAYOUTS
                                                                            SECURITIES   RESTRICTED
                                                                               UNDER      SHARES OR
                                                                              OPTIONS/   RESTRICTED
NAME AND                                                                        SARS        SHARE       LTIP
PRINCIPAL POSITION                           BONUS/        OTHER ANNUAL       GRANTED       UNITS      PAYOUTS     ALL OTHER
OF NAMED                        SALARY    COMMISSIONS/   COMPENSATION ($)       (#)          ($)         ($)      COMPENSATION
EXECUTIVE OFFICER     YEAR     (CDN. $)   FEES (CDN. $)
-----------------     ----    ---------   -------------  ----------------   ----------   ----------    -------    ------------
Isidore Philosophe    2002      361,000     2,500,000            (1)          120,000        NIL         NIL            NIL
Chief Executive       2001      352,000     1,200,000            (1)              NIL
Officer               2000      352,000             -            (1)           80,000

Lewis Ritchie         2002      300,000       760,000            (1)          100,000        NIL         NIL            NIL
Executive V-P,        2001      205,000       500,000            (1)              NIL
Finance and           2000      205,000             -            (1)           60,000
Administration,
CFO and Secretary

David Rubenstein      2002    US325,000     US600,000            (1)           60,000        NIL         NIL      US550,000(2)
President, Cinram     2001    US250,000     US500,000            (1)           60,000                                     -
Americas              2000    US250,000             -            (1)           40,000                                     -

Jaime Ovadia          2002    US200,000     US250,000            (1)           20,000        NIL         NIL            NIL
Executive Vice-       2001    US180,000     US180,000            (1)           20,000
President,            2000    US180,000             -            (1)           20,000
Worldwide
Theatrical Home
Video
President, Cinram
Latinoamericana

Jacques Philosophe    2002      300,000       760,000            (1)          100,000        NIL         NIL            NIL
Executive V-P,        2001      205,000       400,000            (1)              NIL
Operations            2000      176,000             -            (1)           60,000

NOTES:

(1) The value of perquisites and other benefits did not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus and is not reported herein.

(2) This amount represents the forgiveness of a non-interest bearing loan from the Corporation.

The following table summarizes the option grants to the Named Executive Officers during the most recently completed financial year:

                       OPTION GRANTS DURING MOST RECENTLY
                            COMPLETED FINANCIAL YEAR

                                                                                        MARKET VALUE OF
                                                                                          SECURITIES
                             SECURITIES          % OF TOTAL                               UNDERLYING
                           UNDER OPTIONS       OPTIONS GRANTED                          OPTIONS ON THE
                              GRANTED          TO EMPLOYEES IN      EXERCISE PRICE       DATE OF GRANT
NAME                            (#)              FISCAL 2002         ($/SECURITY)         ($/SECURITY)         EXPIRATION DATE
----                       -------------       ---------------      --------------      ---------------        ---------------
Isidore Philosophe            120,000                17%                $10.20               $10.20             June 21, 2007

Lewis Ritchie                 100,000                14%                $10.20               $10.20             June 21, 2007

David Rubenstein               60,000                 9%                $10.20               $10.20             June 21, 2007

Jaime Ovadia                   20,000                 3%                $10.20               $10.20             June 21, 2007

Jacques Philosophe            100,000                14%                $10.20               $10.20             June 21, 2007

The following table sets forth information related to outstanding options of the Named Executive Officers and particulars of options exercised by each of the Named Executive Officers during the fiscal year ended December 31, 2002, and the fiscal year-end value of unexercised options:

           AGGREGATED OPTIONS EXERCISED DURING MOST RECENTLY COMPLETED
             FINANCIAL YEAR AND OPTION VALUES AT FINANCIAL YEAR-END

                                                                                                      VALUE OF UNEXERCISED IN-THE-
                              SECURITIES         AGGREGATE            UNEXERCISED OPTIONS AT           MONEY OPTIONS AT FINANCIAL
                              ACQUIRED ON          VALUE                FINANCIAL YEAR-END                     YEAR-END
                               EXERCISE          REALIZED                      (#)                                ($)
NAME                              (#)               ($)             EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
----                          -----------        ---------          -------------------------         ----------------------------
Isidore Philosophe                 Nil                Nil                536,333/165,667                   1,337,467/47,733
Lewis Ritchie                   50,000            191,250                119,000/136,000                      71,600/35,800
David Rubenstein                20,000            160,200                 99,667/125,333                     47,733/309,867
Jaime Ovadia                       Nil                Nil                  68,000/52,000                     71,533/107,367
Jacques Philosophe              50,000            161,250                169,000/136,000                     222,350/35,800

EMPLOYMENT AGREEMENTS

The Corporation has an employment agreement with Lewis Ritchie, the Executive Vice-President, Finance, Chief Financial Officer and Secretary as well as a director of the Corporation, made as of January 1, 2002 with a term of four years expiring January 1, 2006 and automatic renewals for further consecutive periods of two years each unless either the Corporation or Mr. Ritchie gives notice of intention not to renew at least one year prior to the expiration of the term period. The agreement provides, inter alia, that:

      (i) Mr. Ritchie shall receive initially a base salary of $300,000 per annum which shall be increased as of the commencement of each calendar year in the same proportion as the percentage increase, if any, in the Consumer Price Index during the immediate preceding year and in addition, shall be reviewed annually to determine any appropriate annual increases;

      (ii) Mr. Ritchie is entitled to receive a minimum bonus with respect to each full fiscal year in which he was employed by the Corporation equal to 1% of the Pre-Tax Earnings (as defined in the agreement) shown on the audited consolidated financial statements of the Corporation, only if Pre-Tax Earnings are in excess of $50,000,000, which bonus shall be paid within 90 days from the end of each fiscal year;

      (iii) Mr. Ritchie is entitled to participate in the supplementary benefits made available generally to the Corporation's senior executive employees from time to time and any perquisites established by the Corporation from time to time as appropriate for him;

      (iv) Mr. Ritchie is entitled to the reimbursement of all expenses actually and properly incurred in furtherance of or in connection with the business of the Corporation as well as a minimum automobile allowance of $800 per month; and

      (v) upon the earlier of: the termination of Mr. Ritchie by the Corporation of his employment other than for just cause, disability or death; or the failure of the Corporation to renew the term of his employment upon the expiry of the original or any renewal term, the Corporation shall thereupon pay to Mr. Ritchie (in addition to payment of his total compensation, including minimum bonus, if any, for the balance of the contract term, if applicable), an amount equal to two years salary, average annual bonus for the past three years and annual benefits which shall be paid, at the option of Mr. Ritchie, in one lump sum or in twenty-four (24) equal monthly instalments.

The Corporation has an employment agreement with Jacques Philosophe, the Executive Vice-President, Operations, made as of January 1, 2002 with a term of four years expiring January 1, 2006 and automatic renewals for further consecutive periods of two years each unless either the Corporation or Mr. Philosophe gives notice of intention not to renew at least one year prior to the expiration of the term period. The agreement provides, inter alia, that:

      (i) Mr. Philosophe shall receive initially a base salary of $300,000 per annum which shall be increased as of the commencement of each calendar year in the same proportion as the percentage increase, if any, in the Consumer Price Index during the immediate preceding year and in addition, shall be reviewed annually to determine any appropriate annual increases;

      (ii) Mr. Philosophe is entitled to receive a minimum bonus with respect to each full fiscal year in which he was employed by the Corporation equal to 1% of the Pre-Tax Earnings (as defined in the agreement) shown on the audited consolidated financial statements of the Corporation, only if Pre-Tax Earnings are in excess of $50,000,000, which bonus shall be paid within 90 days from the end of each fiscal year;

      (iii) Mr. Philosophe is entitled to participate in the supplementary benefits made available generally to the Corporation's senior executive employees from time to time and any perquisites established by the Corporation from time to time as appropriate for him;

      (iv) Mr. Philosophe is entitled to the reimbursement of all expenses actually and properly incurred in furtherance of or in connection with the business of the Corporation as well as a minimum automobile allowance of $800 per month; and

      (v) upon the earlier of: the termination of Mr. Philosophe by the Corporation of his employment other than for just cause, disability or death; or the failure of the Corporation to renew the term of his employment upon the expiry of the original or any renewal term, the Corporation shall thereupon pay to Mr. Philosophe (in addition to payment of his total compensation, including minimum bonus, if any, for the balance of the contract term, if applicable), an amount equal to two years salary, average annual bonus for the past three years and annual benefits which shall be paid, at the option of Mr. Philosophe, in one lump sum or in twenty-four (24) equal monthly instalments.

The Corporation has an employment agreement with David Rubenstein, the President, Cinram Americas and a director of the Corporation, made as of January 1, 2002 with a term of four years expiring January 1, 2006 and automatic renewals for further consecutive periods of two years each unless either the Corporation or Mr. Rubenstein gives notice of intention not to renew at least one year prior to the expiration of the term period. The agreement provides, inter alia, that:

      (i) Mr. Rubenstein shall receive initially a base salary of US$325,000, per annum which shall be increased as of the commencement of each calendar year in the same proportion as the percentage increase, if any, in the U.S. Consumer Price Index during the immediate preceding year and in addition, shall be reviewed annually to determine any appropriate annual increases;

      (ii) Mr. Rubenstein is entitled to receive a minimum bonus with respect to each full fiscal year in which he was employed by the Corporation equal to 1.25% of the Pre-Tax Earnings (as defined in the agreement) shown on the audited consolidated financial statements of the Corporation, only if Pre-Tax Earnings are in excess of $50,000,000, which bonus shall be paid within 90 days from the end of each fiscal year;

      (iii) Mr. Rubenstein is entitled to participate in the supplementary benefits made available generally to the Corporation's senior executive employees from time to time and any perquisites established by the Corporation from time to time as appropriate for him;

      (iv) Mr. Rubenstein is entitled to the reimbursement of all expenses actually and properly incurred in furtherance of or in connection with the business of the Corporation as well as a minimum automobile allowance of US$1,334 per month (grossed up for US federal income tax purposes); and

      (v) upon the earlier of: the termination of Mr. Rubenstein by the Corporation of his employment other than for just cause, disability or death; or the failure of the Corporation to renew the term of his employment upon the expiry of the original or any renewal term, the Corporation shall thereupon pay to Mr. Rubenstein (in addition to payment of his total compensation, including minimum bonus, if any, for the balance of the contract term, if applicable), an amount equal to two years salary, average annual bonus for the past three years and annual benefits which shall be paid, at the option of Mr. Rubenstein, in one lump sum or in twenty-four (24) equal monthly instalments.

COMPENSATION OF DIRECTORS

The Directors of the Corporation who are not also officers or employees of the Corporation, like the Named Executive Officers, received a portion of their compensation by means of stock options. The following stock options were granted to such directors during the 2002 fiscal year.

                      NUMBER OF COMMON
                    SHARES UNDER OPTIONS
   NAME                   GRANTED          EXERCISE PRICE/SHARE  EXPIRATION DATE
   ----             --------------------   --------------------  ---------------
Norman May                 20,000                $ 10.20          June 20, 2007

Henri Aboutboul            20,000                $ 10.20          June 20, 2007

Peter White                20,000                $ 10.20          June 20, 2007

Those directors of the Corporation who are not officers or employees of the Corporation or its affiliates received aggregate fees of $116,600 in respect of meetings of the Board attended by them during the fiscal year ended December 31, 2002 as compensation for their services in such capacity. Each of such directors was paid for his services as a director at the rate of $15,000 per annum and a fee of $1,000 for each meeting of the Board attended by him. In addition, each Committee Chair received annual fees of $2,500, Committee Members received annual fees of $1,000 and an additional fee of $1,000 for each Committee meeting attended by him. In addition to the foregoing, the law firm of which Norman May, Q.C., a director of the Corporation, and Monique T. Rabideau, Assistant Corporate Secretary of the Corporation, are partners, receive fees from the Corporation for legal services performed. Henri A. Aboutboul, the Non-Executive Chairman of the Board of Directors, received consulting fees for assisting with the management of the Corporation's operations in Europe.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Corporation has purchased, at its expense, directors' and officers' liability insurance in the amount of $20 million for the protection of its directors and officers against liability incurred by them in their capacities as directors and officers of the Corporation and its subsidiaries. For the period from July 1, 2002 to July 1, 2003, the Corporation paid a total premium of $156,000 in respect of such insurance.

REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Corporation's compensation philosophy is designed to attract, retain and motivate executives to strive for continued corporate success. The Corporation's success is based on a strong service orientation, creativity, aggressive investments in leading-edge technology and an executive decision-making process that extends well beyond the next quarter's results. The Corporation rewards executives with a combination of base salary and annual incentives that are determined on the basis of these criteria.

In order to achieve these objectives, the compensation paid to the Named Executive Officers in 2002 consisted of three components:

      (i)   base salary;

      (ii)  an annual bonus incentive; and

      (iii) long-term incentives in the form of stock options granted in accordance with the Plan.

Base Salary

The base salary of each particular executive officer is usually determined by an assessment by the Board of such executive's performance, a consideration of competitive compensation levels in companies similar to the Corporation and a review of the performance of the Corporation as a whole and the role such executive officer played in such corporate performance. For certain executives, the base salary is set forth in their respective employment agreements. See "Employment Agreements".

Annual Bonus Incentive

Annual cash bonus incentive awards are typically based upon the sales and profitability of the Corporation, as well as certain of the criteria used to calculate base salary. For example, in 2000, the profitability of the Corporation was below both internal and public expectation. Accordingly, no bonuses were awarded to executive officers. This establishes a direct link between executive compensation and the Corporation's operating performance. For certain executives, the amount of the bonus, or a formula to be used for determining the amount of bonus, is contained in their respective employment agreements. See "Employment Agreements".

Long-Term Incentive

The Corporation provides a long-term incentive by granting options to executives through the Plan. The options granted permit executives to acquire Common Shares of the Corporation at an exercise price equal to the market price of such shares under option at the date the option was granted. The objective of granting options is to encourage executives to acquire an ownership interest in the Corporation over a period of time which acts as a financial incentive for such executive to consider the long-term interests of the Corporation and its shareholders. The Compensation Committee did not consider the terms and amount of outstanding options under the Plan when determining the grants of options to the Named Executive Officers in 2002.

In 2002, the relative emphasis on salary, bonus and options were as follows:

                            SALARY   BONUS   OPTIONS
   NAME                       (%)     (%)      (%)
   ----                     ------   -----   -------
Isidore Philosophe            10      72       18
Lewis Ritchie                 19      48       33
David Rubenstein              29      53       18
Jaime Ovadia                  39      48       13
Jacques Philosophe            19      48       33

Chief Executive Officer's Compensation

The base salary for Isidore Philosophe was increased by 2.5% to $361,000 in 2002 from $352,000 in 2001. In addition, a bonus of $2,500,000 was awarded to Isidore Philosophe in respect of the 2002 fiscal year (2001 - $1,200,000). The compensation of the Corporation's Chief Executive Officer is generally based on the same criteria as that used in determining the compensation payable to the Corporation's other Named Executive Officers; however unlike the other Named Executive Officers, the incentive portion of the Chief Executive Officer's compensation in fiscal 2002 is determined by a percentage of earnings formula established by the Board, upon the recommendation of the Compensation Committee, and not by a percentage that is stipulated in an employment agreement. In establishing this incentive portion, the Board applies the same criteria used for the other Named Executive Officers. In determining the salary increase and cash bonus awarded to Isidore Philosophe during the past fiscal year, the Compensation Committee took into account, among other things the performance of the Corporation in 2002 versus historical performance.

Submitted by the Compensation Committee:

Henri A. Aboutboul
Peter G. White

COMPOSITION OF THE COMPENSATION COMMITTEE

Henri A. Aboutboul and Peter G. White are the members of the compensation committee. None of the members of the compensation committee is an officer, employee or former officer or employee of the Corporation or any of its subsidiaries. Mr. Aboutboul has received consulting fees from the Corporation for assisting with the management of the Corporation's operations in Europe. The compensation committee meets as required to review senior management compensation and the overall compensation policies and practices of the Corporation.

SHARE PERFORMANCE GRAPH

The following line graph compares the cumulative return of the Common Shares with the cumulative return of the S&P/TSX Composite Index (the "TSX Index") for the five most recently completed fiscal years.

             FIVE YEAR CUMULATIVE TOTAL RETURN ON A $100 INVESTMENT
                        ASSUMING DIVIDENDS ARE REINVESTED
                     (DECEMBER 31, 1997 - DECEMBER 31, 2002)

                                  [LINE GRAPH]

                              1997     1998     1999     2000     2001     2002
                             ------   ------   ------   ------   ------   ------
CINRAM INTERNATIONAL INC.    100.00    76.24    48.61    12.61    20.00    41.92
TSX INDEX                    100.00    98.05   130.20   139.23   121.73   106.28

                                 DIVIDEND POLICY

The Corporation has a policy of declaring annual dividends, payable on a quarterly basis. In 2002 the Corporation paid aggregate dividends on its Common Shares in the amount of $4,407,000.

              INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

The Corporation leases its premises at 2255 Markham Road, Toronto, at an annual rental net to the landlord of approximately $760,000. The premises are owned by 424603 Ontario Limited, a corporation beneficially owned by Isidore Philosophe, 424604 Ontario Limited, a corporation beneficially owned by the family of Samuel Sokoloff, and JMP Holdings Inc., a corporation beneficially owned by Jacques Philosophe.

                              INDEPENDENT AUDITORS

KPMG LLP, are the independent auditors of the Corporation and have served as its auditors since 1986. From time to time, KPMG LLP also provides other non-audit services to the Corporation and its subsidiaries. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG LLP's independence and has concluded that it is.

Fees billed by KPMG LLP to the Corporation during fiscal 2002 were as follows:
Audit fees - $519,000; Audit Related Fees - $83,000, which were in connection with quarterly reviews, other assurance services, and taxation fees -$447,000, which were in connection with tax compliance services and other tax related services.

                             ADDITIONAL INFORMATION

A copy of the following documents may be obtained, without charge, upon request to the Chief Financial Officer of the Corporation at Cinram International Inc., 2255 Markham Road, Toronto, Ontario, M1B 2W3, Phone(416) 298-8190, Fax: (416) 298-0612:

      (a) the latest Annual Information Form of the Corporation together with any document, or the pertinent pages of any document, incorporated by reference;

      (b) the comparative financial statements of the Corporation for the financial year ended December 31, 2002 together with the accompanying report of the auditors thereon and any interim financial statements of the Corporation for periods subsequent to December 31, 2002, and

      (c)   this management proxy circular.

                                 OTHER BUSINESS

Management of the Corporation knows of no matters to come before the Meeting other than the matters referred to in the notice of Meeting. However, if matters not now known to management should come before the Meeting, Common Shares represented by proxies solicited by management will be voted on each such matter in accordance with the best judgement of the nominees voting same.

Unless otherwise noted, the information contained herein is given as of May 12, 2003. The contents of this management information circular and the mailing thereof to shareholders of the Corporation have been approved by the Board.

                                                   By Order of the Board

                                                   (signed)

May 12, 2003                                       HENRI A. ABOUTBOUL
                                                   Non-Executive Chairman

                                  SCHEDULE "A"

GOVERNANCE PROCEDURES

In this Schedule, the Corporation's governance procedures are compared with The TSX's Guidelines for effective corporate governance. The amendments to the Guidelines in the TSX's Proposal are in italics.

                                             CORPORATION'S
THE TSX GUIDELINES/PROPOSAL                  ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
---------------------------                  ---------          -----------------------------------
1      The board should explicitly assume    yes                The Board is responsible for the supervision
       responsibility for stewardship of                        of the management of the Corporation and
       the Corporation and specifically                         for approving the overall direction of the
       for:                                                     Corporation, in a manner which is in the best
                                                                interests of the Corporation. The Board has
                                                                explicitly confirmed its stewardship
                                                                responsibility for reviewing and approving
                                                                the Corporation's strategy, and for
                                                                implementing, or requiring management to
                                                                implement, procedures and systems for: (1)
                                                                adopting a strategic planning process; (2)
                                                                identifying and managing principal risks to
                                                                the Corporation's business; (3) planning for
                                                                succession; (4) adopting a communications
                                                                policy; and (5) adopting internal control and
                                                                management information systems. There were
                                                                ten meetings of the Board last year.
                                                                Frequency of meetings as well as the nature
                                                                of agenda items changes depending upon the
                                                                state of the Corporation's affairs and in
                                                                light of opportunities or risks which the
                                                                Corporation faces from time to time.

       (i)  adoption of a strategic          yes                The Board participates fully in assessing and
            planning process                                    approving strategic plans and prospective
                                                                decisions proposed by management.

       (ii) identification of the            yes                To ensure that the principal business risks
            principal risks of the                              that are borne by the Corporation are
            Corporation's business and                          appropriate, the Board regularly monitors the
            ensuring implementation of                          financial performance of the Corporation's
            appropriate systems to                              individual units. This monitoring function
            manage those risks                                  often entails review and comment by the
                                                                Board on various management reports.

       (iii) succession planning,            yes                In respect of senior management succession
            including appointing,                               planning, the Board has been involved in
            training and monitoring                             identifying candidates from within and
            senior management                                   outside the Corporation to fill senior
                                                                management positions, as required. Management
                                                                of the Corporation also makes recommendations
                                                                to the Board as to various senior management
                                                                positions for their consideration and
                                                                appointment.

                                             CORPORATION'S
THE TSX GUIDELINES/PROPOSAL                  ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
---------------------------                  ---------          -----------------------------------
       (iv) communications policy            yes                The Board has established policies and
                                                                procedures to ensure effective corporate
                                                                communications between the Corporation, its
                                                                shareholders, other stakeholders and the
                                                                public. These practices include the
                                                                dissemination of information to shareholders
                                                                on a regular and timely basis, which
                                                                accommodates feedback from shareholders, and
                                                                are factored into the Corporation's business
                                                                decisions. The Chief Financial Officer of the
                                                                Corporation, as well as other members of
                                                                management, dedicate a portion of their time
                                                                to deal with shareholders and potential
                                                                investors.

       (v)  integrity of internal control    yes                The Board, directly and through its Audit
            and management                                      Committee, assesses the integrity of the
            information systems                                 Corporation's internal control and
                                                                management information systems. The Committee
                                                                meets with the Corporation's Auditor and
                                                                management to assess the adequacy and
                                                                effectiveness of these systems.

2      The board should adopt a formal       no                 The Board intends to adopt a formal
       mandate that sets out its                                mandate that sets out its responsibility for
       responsibility for stewardship of                        stewardship of the Corporation should the
       the corporation.                                         Proposal become effective.

3      A majority of directors should be     no                 Only one of the six directors are "unrelated".
       "unrelated".                                             The Board continues to consider the
                                                                composition of the Board and search for
                                                                additional nominees to increase the number
                                                                of "unrelated" directors.

4      The board of directors must at all    no                 Based on information provided by directors
       times be comprised of at least two                       as to their individual circumstances, the
       "unrelated" directors.                                   Board has determined that only one of the six
                                                                persons proposed for election to the Board
                                                                for 2003 are "unrelated". The Board continues
                                                                to consider the composition of the Board and
                                                                search for additional nominees to increase
                                                                the number of "unrelated" directors.

5      The board has responsibility for      yes                Based on information provided by directors
       applying the definition of                               as to their individual circumstances, the
       "unrelated director" to each                             Board has determined that five of the six
       individual director and for                              persons proposed for election to the Board
       disclosing annually the analysis                         for 2003 is "related". Messrs. Philosophe,
       of the application of the principles                     Ritchie and Rubenstein are members of
       supporting this definition and                           management and Mr. May is a partner in a
       whether the board has a majority                         law firm which has provided legal services to
       of unrelated directors.                                  the Corporation.

                                             CORPORATION'S
THE TSX GUIDELINES/PROPOSAL                  ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
---------------------------                  ---------          -----------------------------------
6      The board must adopt a formal         no                 The Board intends to adopt a business ethics
       code of business ethics that                             code and comply with the requirements if the
       governs the behaviour of its                             Proposal becomes effective.
       directors, officers and employees
       and that the board must monitor
       compliance with the code and be
       responsible for the granting of
       any waivers. Disclosure of any
       waivers granted to directors or
       officers must be made in the
       issuer's next quarterly report.

7      The board should appoint a            no                 The Board does not have a nominating
       committee of directors composed                          committee as suggested by the Guidelines.
       exclusively of outside, i.e., non-                       All members of the Board are encouraged to
       management directors, a majority                         bring forward their recommendations for
       of whom are "unrelated" directors,                       nominees for elections thereto. Nominations
       with responsibility for proposing                        are made after extensive discussion involving
       new nominees to the board and for                        the CEO and other members of the Board.
       assessing directors on an ongoing
       basis.

8      The board should implement a          partial            The Board has not established a formal
       process, to be carried out by an                         process to assess the effectiveness of the
       appropriate committee, for                               Board, its committees and the contribution of
       assessing the effectiveness of the                       individual directors. The Board utilizes the
       board, its committees and the                            informal test based on the increase in
       contribution of individual                               shareholder value. Participation of directors
       directors.                                               is expected at all Board and committee
                                                                meetings. Directors are asked to notify the
                                                                Corporation if they are unable to attend, and
                                                                attendance at meetings is duly recorded. The
                                                                Board will assess the need for modifications
                                                                appropriate to the Corporation and with
                                                                reference to the TSX recommended procedures.

9      The board should provide an           yes                New directors to the Corporation have
       orientation and education program                        generally been executives with extensive
       for new directors                                        business experience. Orientation for these
                                                                individuals is provided through a review of
                                                                past Board materials and other private and
                                                                public documents concerning the Corporation.
                                                                Given the level of experience and familiarity
                                                                with the Corporation of those joining the
                                                                Board, it is not viewed that an orientation
                                                                education program as contemplated by the
                                                                Guidelines is necessary.

                                             CORPORATION'S
THE TSX GUIDELINES/PROPOSAL                  ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
---------------------------                  ---------          -----------------------------------
10     The board should examine its size     yes                The number of directors on the Board
       with the view to determining the                         currently is set at six. The Board continues
       impact upon effectiveness and                            to consider the composition of the Board and
       should undertake, where                                  search for additional nominees to increase
       appropriate, a program to reduce                         the number of "unrelated" directors.
       the number of directors to a
       number which facilitates more
       effective decision-making.

11     The board of directors should         yes                The Compensation Committee periodically
       review the adequacy and form of                          reviews the adequacy and form of directors'
       compensation of directors in light                       compensation. Directors have been, and may
       of the risks and responsibilities                        in the future be, granted incentive stock
       involved in being an effective                           options to encourage their serving on the
       director.                                                Board and to afford the opportunity to be
                                                                compensated appropriately and to have a
                                                                share holding interest.

12     Committees of the board should        partial            All Board committees are composed solely
       generally be composed of outside                         of outside directors, however two of the three
       directors, a majority of whom are                        members of the Audit Committee and one of
       unrelated.                                               the two members of the Compensation
                                                                Committee are related. Norman May is
                                                                considered "related" because he is a partner
                                                                of a law firm that provides legal services to
                                                                the Corporation and Henri Aboutboul is
                                                                considered "related" because he received
                                                                consulting fees from the Corporation for
                                                                assisting with the management of the
                                                                Corporation's operations in England.

13     The board should assume               yes                The Board oversees the implementation of
       responsibility for, or assign to a                       the Guidelines and, where it deems
       committee of directors                                   appropriate, will develop modifications to
       responsibility for developing the                        same as appropriate to the Corporation and
       approach to corporate governance                         with reference to the TSX recommended
       issues.                                                  procedures.

                                             CORPORATION'S
THE TSX GUIDELINES/PROPOSAL                  ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
---------------------------                  ---------          -----------------------------------
14     The board of directors, together      no                 The Board has no formal policy with respect
       with the chief executive officer,                        to which matters, other than those required
       should develop position                                  by statute, must be brought by the Chief
       descriptions for the board and for                       Executive Officer ("CEO") of the
       the chief executive officer,                             Corporation or other senior management to
       involving the definition of the                          the Board for approval; however, there is a
       limits to management's                                   clear understanding between senior
       responsibilities.                                        management and the Board, which understanding
                                                                is based upon a long period of historical
                                                                practice and precedent, that all major
                                                                strategic decisions, including any change in
                                                                the strategic direction of the Corporation
                                                                and acquisitions and/or divestitures of a
                                                                material nature, will be presented by
                                                                management to the Board for approval. As part
                                                                of its ongoing activity, the Board regularly
                                                                receives and comments upon reports of
                                                                management as to the performance of the
                                                                Corporation's business units and management's
                                                                expectations and planned actions in respect
                                                                thereto. The Board is committed to continuing
                                                                to examine and develop the processes which
                                                                the Board follows in its deliberations for
                                                                ensuring that the Board continues to fulfil
                                                                its mandate. The Board has not developed a
                                                                formal position description for the CEO, nor
                                                                has it approved formal corporate objectives
                                                                which the CEO is responsible for meeting;
                                                                however, the Board and the CEO engage in
                                                                regular dialogue regarding the performance of
                                                                the senior management team, including the
                                                                CEO, in achieving the Corporation's strategic
                                                                objectives as determined by management and
                                                                the Board.

15     The board should have in place        yes                Henri Aboutboul, the Chairman of the Board,
       appropriate structures and                               is not a member of management. The Board
       procedures to ensure that it can                         does not feel that it is necessary to add
       function independently of                                structures or procedures to those currently in
       management. An appropriate                               place to ensure its independence from
       structure would be (i) appoint a                         management. All directors are expected to
       chair of the board who is not a                          exercise critical judgement at all times and
       member of management with                                the outside directors have unrestricted, direct
       responsibility to ensure that the                        access to both Corporation executives and
       board discharges its                                     the external auditors.
       responsibilities or (ii) adopt
       alternate means such as assigning
       this responsibility to a committee
       of the board or to a director,
       sometimes referred to as the "lead
       director".

                                             CORPORATION'S
THE TSX GUIDELINES/PROPOSAL                  ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
---------------------------                  ---------          -----------------------------------
16     Appropriate procedures may            no                 The Board has not met without management
       involve the board meeting on a                           present. If the board believed it was
       regular basis without management                         appropriate and meaningful, it would have
       present or may involve expressly                         formalized the process by which the Board
       assigning responsibility for                             would meet without management and for
       administering the board's                                handling the Board's overall relationship with
       relationship to management to a                          management.
       committee of the board.

17     The audit committee should be         yes                The Audit Committee is composed only of
       composed only of outside                                 outside directors.
       directors.

18     The audit committee should be         no                 The Audit Committee is composed of two
       composed only of unrelated                               related directors and one unrelated director.
       directors.                                               Norman May and Henri Aboutboul, the
                                                                related directors, bring a wealth of
                                                                knowledge and experience to their function
                                                                and their contributions are considered
                                                                valuable by the Board and important to
                                                                fulfilling their roles.

19     The roles and responsibilities of     no                 The Board believes the audit committee
       the audit committee should be                            understands its roles and responsibilities and
       specifically defined so as to                            accordingly, they are not required to be
       provide appropriate guidance to                          specifically defined in an Audit Committee
       audit committee members as to                            Charter.
       their duties.

20     The audit committee must adopt a      no                 If the Proposal becomes effective, the Board
       formal charter which sets out its                        intends to adopt an Audit Committee Charter
       role and responsibilities and the                        which will set out the role and
       charter must be published either                         responsibilities of the Audit Committee and
       once every three years in the                            will address the approval of any non-audit
       issuer's annual report or                                mandates of the external auditor and
       information circular or following                        determine which non-audit services the
       material amendments to the                               external auditor is prohibited from
       charter, or on its website. The                          providing. The Board would publish the
       audit committee charter must                             charter as required by the Proposal if it
       address the approval of any non-                         becomes effective.
       audit mandates of the external
       auditor and determine which non-
       audit services the external auditor
       is prohibited from providing.

21     All members of the audit committee    partial            The Board believes that the two members of
       should be financially literate and                       the Audit Committee have financial literacy.
       at least one member should have                          The Corporation would consider adding a
       financial accounting or related                          new director with financial accounting or
       experience.                                              related experience as defined in the Proposal
                                                                to be a member of the Audit Committee
                                                                should the Proposal become effective.

                                             CORPORATION'S
THE TSX GUIDELINES/PROPOSAL                  ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
---------------------------                  ---------          -----------------------------------
22     The audit committee should have       yes                The Audit Committee communicates directly
       direct communication channels                            with the Corporation's internal and external
       with the internal and the external                       auditors in order to discuss audit and related
       auditors to discuss and review                           matters whenever appropriate.
       specific issues as appropriate.

23     The audit committee duties should     yes                The Audit Committee is responsible for
       include oversight responsibility for                     ensuring that the financial performance of
       management reporting on internal                         the Company is properly reported on and
       control. While it is management's                        monitored, the review and assessment of the
       responsibility to design and                             audit practices, internal controls, enquiry of
       implement an effective system of                         the auditors as to co-operating access and
       internal control, it is the                              disclosure by management and ultimate
       responsibility of the audit                              approval of the financial statements for
       committee to ensure that                                 submission to the Board and to the
       management has done so.                                  shareholders.

24.    The Board should implement a          yes                No situation has arisen to date in which an
       system to enable an individual                           individual member of the Board has
       director to engage an outside                            expressed an interest in retaining, or has
       advisor at the Corporation's                             actually retained, an outside advisor at the
       expense in appropriate                                   expense of the Corporation. The Board
       circumstances. The engagement of                         would consider any such request by an
       the outside advisor should be                            individual member of the Board on its merits
       subject to the approval of an                            at the time it was made.
       appropriate committee of the
       board.

                                  SCHEDULE "B"

                                RESOLUTION OF THE
                                 SHAREHOLDERS OF
                            CINRAM INTERNATIONAL INC.
                               (THE "CORPORATION")

                           CONFIRMATION OF NEW BY-LAW

RESOLVED AS A RESOLUTION THAT:

1. By-law No. 41 of the Corporation, as enacted by the Board of Directors on May 12, 2003 and attached as Appendix 1 to this Schedule "B", is hereby approved and confirmed; and

2. any officer or director of the Corporation is hereby authorized and directed for, in the name of, and on behalf of, the Corporation to execute, or to cause to be executed, whether under the corporate seal of the Corporation or otherwise, and to deliver, or to cause to be delivered, all such documents and instruments, and to do, or to cause to be done, all such other acts and things as, in the opinion of such director or officer, may be necessary or desirable in order to give effect to the foregoing resolutions or the matters contemplated thereby.

                           APPENDIX 1 TO SCHEDULE "B"

                            CINRAM INTERNATIONAL INC.

                           CONFIRMATION OF NEW BY-LAW

                                  BY-LAW NO. 41

    A by-law relating generally to the conduct of the business and affairs of
                            CINRAM INTERNATIONAL INC.
                        (herein called the "CORPORATION")

                          Effective as of May 12, 2003

                                    ARTICLE 1
                                REGISTERED OFFICE

1.1 The registered office of the Corporation shall be in the province or territory of Canada specified in the articles of the Corporation and at such location in that province or territory as the directors may from time to time determine.

                                    ARTICLE 2
                                 CORPORATE SEAL

2.1 Until changed by the directors the corporate seal of the Corporation shall be in the form impressed in the margin hereof.

                                    ARTICLE 3
                                    DIRECTORS

3.1         Number and Quorum.

      (a) The number of directors shall be determined by the directors but shall be not fewer than the minimum and not more than the maximum provided in the articles.

      (b) A majority of directors or such greater or lesser number as the directors may from time to time determine shall constitute a quorum for the transaction of business at any meeting of directors and notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

3.2 Qualification. No person shall be qualified to be a director if that person is less than eighteen years of age, is of unsound mind and has been so found by a court in Canada or elsewhere, or has the status of a bankrupt. At least twenty-five per cent of the directors shall be resident Canadians. However, if the Corporation has less than four directors, at least one director must be a resident Canadian as defined in the Act.

3.3 Election and Term of Office. The directors shall be elected at each annual meeting of shareholders of the Corporation and each director shall hold office until the close of the first annual meeting following the director's election; provided that if an election of directors is not held at an annual meeting of shareholders, the directors then in office shall continue in office until their successors are elected.

3.4 Vacation of Office. A director ceases to hold office if the director dies, is removed from office by the shareholders, ceases to be qualified for election as a director or resigns by a written resignation received by the Corporation. A written resignation of a director becomes effective at the time it is received by the Corporation, or at the time specified in the resignation, whichever is later.

3.5 Removal of Directors. The shareholders may by ordinary resolution at a special meeting of shareholders remove any director or directors from office provided that where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. A vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

3.6 Vacancies. Subject to the provisions of the Act, a quorum of the Board may fill a vacancy in the Board, except a vacancy resulting from an increase in the number or minimum number of directors or from failure for shareholders to elect the number or minimum number of directors required by the articles. If there is not a quorum of directors, or if there has been a failure for shareholders to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy, and, if they fail to do so or if there are no directors then in office, the meeting may be called by any shareholder. A director appointed or elected to fill a vacancy holds office for the unexpired term of the director's predecessor. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors unless the vacancy is caused by failure for shareholders to elect the number or minimum number of directors required by the articles.

3.7 Validity of Acts. An act by a director or officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification.

3.8 Action by Directors. The directors shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to sections
3.9 and 3.10, the powers of the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors. Where there is a vacancy in the Board of directors the remaining directors may exercise all the powers of the Board so long as a quorum remains in office.

3.9         Canadian Residents Required at Meetings.

      (a) Directors shall not transact business at a meeting of directors unless,

            (i) at least twenty-five percent of the directors present are resident Canadians, or

            (ii) if the Corporation has less than four directors, at least one of the directors present is a resident Canadian.

      (b) Notwithstanding Section 3.9(a), directors may transact business at a meeting of directors where the required number of resident Canadian directors is not present if:

            (i) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

            (ii) the required number of resident Canadian directors would have been present had that director been present at the meeting.

3.10 Meeting by Telephonic or Electronic Facility. If all the directors of the Corporation consent, a meeting of directors or of a committee of directors may be held by means of a telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other, and a director participating in a meeting by such means is deemed to be present at that meeting.

3.11 Place of Meetings. Meetings of directors may be held at any place within or outside of Canada.

3.12 Calling of Meetings. Meetings of the directors shall be held at such time and place as the Chair of the Board, the President or any two directors may determine.

3.13 Notice of Meeting. Notice of the time and place of each meeting of directors shall be given to each director by telephone not less than 48 hours before the time of the meeting or by written notice not less than four days before the day of the meeting and, subject to the Act, need not specify the purpose of or the business to be transacted at the meeting. Meetings of the directors may be held at any time without notice if all the directors have waived or are deemed to have waived notice.

3.14 First Meeting of New Board. No notice shall be necessary for the first meeting of newly-elected directors held immediately following their election at a meeting of shareholders.

3.15 Adjourned Meeting. Notice of an adjourned meeting of directors is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.16 Regular Meetings. The directors may appoint a day or days in any month or months for regular meetings and shall designate the place and time at which such meetings are to be held. A copy of any resolution of directors fixing the place and time of regular meetings of the Board shall be sent to each director forthwith after being passed, and no other notice shall be required for any such regular meeting.

3.17 Chair. The Chair of the Board, or in the Chair's absence the President if a director, or in the President's absence a director chosen by the directors at the meeting shall be the Chair of any meeting of directors.

3.18 Voting at Meetings. Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the Chair of the meeting shall not have a second or casting vote.

3.19 Conflict of Interest. A director or officer who is a party to, or who is a director or officer or is acting in a similar capacity of, or has a material interest in, a party to a material contract or material transaction, whether entered into or proposed, with the Corporation shall disclose the nature and extent of the director's or officer's interest at the time and in the manner provided by the Act.

3.20 Remuneration and Expenses. The directors shall be paid such remuneration as the directors may from time to time by resolution determine. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in going to, attending and returning from meetings of directors or committees of directors. A director or officer of the Corporation may be employed by or perform services for the Corporation otherwise than as a director or officer, and may be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, and such a director, officer, firm or body corporate may receive proper remuneration for this employment or services.

                                    ARTICLE 4
                                   COMMITTEES

4.1 Committees of Directors. The directors may appoint from among their number one or more committees of directors and delegate to them any of the powers of the directors except those which under the Act a committee of directors has no authority to exercise.

4.2 Audit Committee. The directors shall appoint from among their number an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any affiliate of the Corporation. The audit committee shall review the financial statements of the Corporation and shall report thereon to the directors of the Corporation before such financial statements are approved by the directors. The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

4.3 Transaction of Business. Subject to section 3.10, the powers of a committee appointed by the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place in or outside Canada.

4.4 Procedure. Unless otherwise determined by the directors, each committee shall have the power to fix its quorum and to regulate its procedure.

                                    ARTICLE 5
                                    OFFICERS

5.1 General. The directors may from time to time appoint a Chair of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the directors may determine, including one or more assistants to any of the officers so appointed. The officers so appointed may but need not be members of the Board of directors except as provided in sections
5.3 and 5.4.

5.2 Term of Office. The terms of employment and remuneration of all officers elected or appointed by the Board (including the President) shall be determined from time to time by resolution of the Board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the Board at any time with or without cause.

5.3 The Chair of the Board. The Chair of the Board, if any, shall be appointed from among the directors and shall, when present, be Chair of meetings of shareholders and directors and shall have such other powers and duties as the directors may determine.

5.4 The President. Unless the directors otherwise determine, the President shall be the chief executive officer of the Corporation and shall have general supervision of its business and affairs and in the absence of the Chair of the Board shall be Chair at meetings of shareholders and directors when present.

5.5 Vice-President. A Vice-President shall have such powers and duties as the directors or the President may determine.

5.6 Secretary. The Board may from time to time appoint a Secretary. The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; shall attend and be secretary of all meetings of shareholders, directors and committees appointed by the directors and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; shall be the custodian of the corporate seal of the Corporation and of all records, books, documents and other instruments belonging to the Corporation; and shall have such other powers and duties as the directors or the President may determine.

5.7 Treasurer. The Board may from time to time appoint a Treasurer. The Treasurer shall keep proper books of account and accounting records with respect to all financial and other transactions of the Corporation; shall be responsible for the deposit of money, the safe-keeping of securities and the disbursement of the funds of the Corporation; shall render to the directors when required an account of all the Treasurer's transactions and of the financial position of the Corporation; and the Treasurer shall have such other powers and duties as the directors or the President may determine.

5.8 Other Officers. The powers and duties of all other officers shall be such as the directors or the President may determine. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the directors or the President otherwise direct.

5.9 Variation of Duties. The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

5.10 Conflict of Interest. An officer shall disclose the officer's interest in any material contract or material transaction, whether entered into or proposed, in accordance with section 3.19.

5.11 Agents and Attorneys. The directors shall have power from time to time to appoint agents or attorneys for the Corporation within or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as the directors may specify.

                                    ARTICLE 6
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1 Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the extent permitted by the Act.

6.2 Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.1 to the extent permitted by the Act.

                                    ARTICLE 7
                            MEETINGS OF SHAREHOLDERS

7.1 Annual Meetings. The annual meeting of the shareholders shall be held at the registered office of the Corporation or at such other place within Canada as the directors may determine, or at any place outside Canada specified in the articles of the Corporation or agreed to by all the shareholders entitled to vote at that meeting, at such time in each year as the directors may determine, for the purpose of receiving the reports and statements required to be placed before the shareholders at an annual meeting, electing directors, appointing an auditor or auditors, and for the transaction of such other business as may properly be brought before the meeting.

7.2 Special Meetings. The directors shall have power at any time to call a special meeting of shareholders to be held at such place within Canada as the directors may determine, or at any place outside Canada specified in the articles of the Corporation or agreed to by all the shareholders entitled to vote at that meeting, at such time as may be determined by the Board of directors. All business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and re-appointment of the incumbent auditor, is deemed to be special business.

7.3 Notice of Meetings. Notice of the time and place of a meeting of shareholders shall be given not less than 21 days nor more than 60 days before the meeting to each holder of shares carrying voting rights at the close of business on the record date for notice, to each director and to the auditor of the Corporation. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgement thereon and shall include the text of any special resolution to be submitted to the meeting. All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, shall be deemed to be special business.

7.4 Record Date for Notice. For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a date as the record date for such determination of shareholders, but the record date shall not precede by more than 60 days or by less than 21 days the date on which the meeting is to be held. Where no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, shall be the day on which the meeting is held. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

7.5 Record Date for Voting. For the purpose of determining shareholders entitled to vote at a meeting of shareholders, the directors may fix in advance a date as the record date for such determination of shareholders, but the record date shall not precede by more than 60 days or by less than 21 days the date on which the meeting is to be held. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

7.6 Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor and other persons who are entitled or required under any provision of the Act or the articles or by-laws of the Corporation to attend a meeting of shareholders of the Corporation. Any other person may be admitted only on the invitation of the Chair of the meeting or with the consent of the meeting.

7.7 Chair. The Chair of the Board, or in the Chair's absence the President, or in the President's absence a person chosen by a vote at the meeting shall be Chair of meetings of shareholders.

7.8 Scrutineers. At each meeting of shareholders one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the Chair with the consent of the meeting.

7.9 Quorum. Two persons present in person and each being entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

7.10 Right to Vote. The Corporation shall prepare a list of shareholders entitled to vote at a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared,

      (a) if a record date for voting is fixed under section 7.5, not later than ten days after that record date; and

      (b) if no record date for voting is fixed, not later than 10 days after the record date for notice fixed under section 7.4 or, if no record date for notice was so fixed, then not later than the record date for notice established under section 7.4, and in both cases the list shall be prepared as of the record date for notice. A shareholder whose name appears in the list prepared under this section 7.10 is entitled to vote the shares shown opposite that shareholder's name at the meeting to which the list relates.

7.11 Joint Shareholders. Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

7.12 Representatives. Where a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or association the individual represents all the powers it could exercise if it were an individual shareholder.

7.13 Executors and Others. An executor, administrator, committee of a mentally incompetent person, guardian or trustee and, where a corporation is such executor, administrator, committee, guardian or trustee of a testator, intestate, mentally incompetent person, ward or cestui que trust, any duly appointed representative of such corporation, upon filing with the secretary of the meeting sufficient proof of the person's appointment, shall represent the shares in the person's or its hands at all meetings of shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of this by-law respecting joint shareholders shall apply.

7.14 Proxyholders. Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, as the shareholder's nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxyholder or an alternative proxyholder has the same rights as the shareholder who appointed the proxyholder to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder or an alternative proxyholder has conflicting instructions from more than one shareholder, to vote at such meeting in respect of any matter by way of any show of hands. A proxy shall be executed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and shall be valid only at the meeting in respect of which it is given or any adjournment thereof. A proxy shall be in such form as may be prescribed from time to time by the directors or in such other form as the Chair of the meeting may accept and as complies with all applicable laws and regulations.

7.15 Time for Deposit of Proxies. The directors may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.

7.16 Votes to Govern. Subject to the Act and the articles of the Corporation, at all meetings of shareholders every question shall be decided, either on a show of hands (or its functional equivalent) or by ballot, by a majority of the votes cast on the question. In case of an equality of votes, the Chair of the meeting shall have a second or casting vote.

7.17 Electronic Meetings and Voting. If the directors or shareholders call a meeting of shareholders, the directors or shareholders, as the case may be, may determine that the meeting of shareholders shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and any vote at that meeting of shareholders shall be held entirely by means of that communication facility. A meeting of shareholders may also be held at which some, but not all, persons entitled to attend may participate and vote by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting/such a communication facility, if the Corporation makes one available. A person participating in a meeting by such means is deemed to be present at the meeting. Any vote at a meeting of shareholders may be also held entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes one available, even if none of the persons entitled to attend otherwise participates in the meeting by means of a communication facility. For the purpose of voting, a communication facility that is made available by the Corporation must enable the votes to be gathered in a manner that permits their subsequent verification and permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

7.18 Show of Hands. Voting at a meeting of shareholders shall be by show of hands, or the functional equivalent of a show of hands by means of electronic, telephonic or other communication facility, except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting or where required by the Chair. A ballot may be demanded either before or after any vote by show of hands, or its functional equivalent. Upon a show of hands, or its functional equivalent, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands, or its functional equivalent, shall have been taken upon a question, unless a ballot thereon be required or demanded, an entry in the minutes of a meeting of shareholders to the effect that the Chair declared a motion to be carried is admissible in evidence as prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion. A demand for a ballot may be withdrawn at any time prior to taking of a poll on the ballot.

7.19 Ballots. If a ballot is demanded or required, the vote upon the question shall be taken in such manner as the Chair of the meeting shall direct, or as provided by the electronic, telephonic or other communication facility through which votes may be cast. Each person present and entitled to vote at the meeting shall, unless the articles of the Corporation otherwise provide, be entitled to one vote for each share in respect of which that person is entitled to vote at the meeting.

7.20 Adjournment. The Chair of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the same from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty days it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

7.21 Resolution in Lieu of Meeting. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders except where a written statement in respect thereof has been submitted by a director or where representations in writing are submitted by the auditor of the Corporation, in either case, in accordance with the Act.

                                    ARTICLE 8
                                     SHARES

8.1 Issue. Subject to the Act and the articles of the Corporation, shares of the Corporation may be issued at such times and to such persons and for such consideration as the directors may determine, provided that no shares may be issued until it is fully paid as provided in the said Act.

8.2 Commissions. The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of the person purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.3 Share Certificate. Every shareholder is entitled at the shareholder's option to a share certificate in respect of the shares held by the shareholder that complies with the Act or to a non-transferable written acknowledgement ("WRITTEN ACKNOWLEDGEMENT") of the shareholder's right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by the shareholder, but the Corporation is not bound to issue more than one share certificate or written acknowledgement in respect of a share or shares held jointly by several persons and delivery of a share certificate or written acknowledgement to one of several joint holders is sufficient delivery to all. Written acknowledgements shall be in such form or forms as the directors shall from time to time by resolution determine. The Corporation may charge a fee in accordance with the Act for a share certificate issued in respect of a transfer. Subject to the provisions of the Act and to the requirements of any stock exchange on which shares of the Corporation may be listed, share certificates shall be in such form or forms as the directors shall from time to time approve. Unless otherwise determined by the directors, share certificates shall be signed by the Chair of the Board, the President, or a Vice-President or a director and by the Secretary or an Assistant Secretary and need not be under the corporate seal and certificates for shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned on behalf of such transfer agent and/or registrar. Share certificates shall be signed manually, or signatures shall be printed or otherwise mechanically reproduced on the certificate, and shall include the signature of at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate, even though the person has ceased to be a director or an officer of the Corporation, and the share certificate is as valid as if the person were a director or an officer at the date of its issue.

8.4 Transfer Agents and Registrars. For each class of shares issued by it, the Corporation may appoint one or more agents to keep the securities register and the register of transfers and one or more branch registers. Such an agent may be designated as a transfer agent or registrar according to functions and one agent may be designated both transfer agent and registrar. The securities register, the register of transfers and the branch register or registers (the "REGISTERS") shall be kept at the registered office of the Corporation or at such other place inside or outside Canada designated by the directors. If the registers are kept outside Canada, the Corporation will make them available for inspection in compliance with the Act.

8.5 Transfer of Shares. Subject to the Act, no transfer of a share shall be registered except upon presentation of the certificate representing such share with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may prescribe, upon payment of all applicable taxes and fees and upon compliance with the articles of the Corporation.

8.6 Non-Recognition of Trust. Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and to exercise all the rights and powers of an owner of the share.

8.7 Replacement of Share Certificates. Where the owner of a share certificate claims that the share certificate has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue or cause to be issued a new certificate in place of the original certificate if the owner (i) so requests before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation an indemnity bond sufficient in the Corporation's opinion to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that it or any of them may suffer by complying with the request to issue a new share certificate; and (iii) satisfies any other reasonable requirements imposed from time to time by the Corporation.

                                    ARTICLE 9
                              DIVIDENDS AND RIGHTS

9.1 Declaration of Dividends. Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

9.2 Cheques. A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the address of such holder in the Corporation's securities register, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their address in the Corporation's securities register. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 Non-Receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

9.4 Record Date for Dividends and Rights. The directors may fix in advance a date, preceding by not more than 60 days the date for payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

9.5 Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                   ARTICLE 10
                                     NOTICES

10.1 General. A notice or document required by the Act, the regulations thereunder, the articles or the by-laws of the Corporation to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to, the shareholder or director at the shareholder's or director's latest address as shown in the records of the Corporation. A notice or document if mailed to a shareholder or director of the Corporation shall be deemed to have been received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or the document at that time or at all.

10.2 Electronic Delivery. Provided the addressee has consented in writing or electronically in accordance with the Act and the regulations thereunder, the Corporation may satisfy the requirement to send any notice or document referred to in section 10.1 by creating and providing an electronic document in compliance with the Act and the regulations under the Act. An electronic document is deemed to have been received when it enters the information system designated by the addressee or, if the document is posted on or made available through a generally accessible electronic source, when the addressee receives notice in writing of the availability and location of that electronic document, or, if such notice is sent electronically, when it enters the information system designated by the addressee.

10.3 Undelivered Notices. If the Corporation sends a notice or document to a shareholder in accordance with this section and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

10.4 Computation of Time. In computing the time when a notice or document must be given or sent under any provision requiring a specified number of days' notice of any meeting or other event, the day on which the notice or document is given or sent shall be excluded and the day on which the meeting or other event occurs shall be included.

10.5 Omission and Errors. The accidental omission to give any notice or send any document to any shareholder, director or other person or the non-receipt of any notice or document by any shareholder, director or other person or any error in any notice or document not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded on such notice or document.

10.6 Notice to Joint Shareholders. All notices or documents with respect to any shares registered in more than one name may, if more than one address appears on the securities register of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and all notices so given or documents so sent shall be sufficient notice to all the holders of such shares.

10.7 Proof of Service. A certificate of the Secretary or other duly authorized officer of the Corporation, or of any agent of the Corporation, as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder or director of the Corporation or to any other person or publication of any such notice or document, shall be conclusive evidence thereof and shall be binding on every shareholder or director or other person as the case may be.

10.8 Signature to Notice. The signature to any notice or document given by the Corporation, if not in electronic form, may be printed or otherwise mechanically reproduced thereon or partly printed or otherwise mechanically reproduced thereon.

10.9 Waiver of Notice. Notice may be waived or the time for the sending of a notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Attendance of any director at a meeting of the directors or of any shareholder at a meeting of shareholders is a waiver of notice of such meeting, except where the director or shareholder attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

                                   ARTICLE 11
                           BUSINESS OF THE CORPORATION

11.1 Voting Shares and Securities in Other Corporations. All of the shares or other securities carrying voting rights of any other body corporate or bodies corporate held from time to time by the Corporation may be voted at any and all meetings of holders of such securities of such other body corporate or bodies corporate in such manner and by such person or persons as the directors of the Corporation shall from time to time determine or failing such determination the proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issue of voting certificates and other evidence of the right to vote in such names as they may determine.

11.2 Bank Accounts, Cheques, Drafts and Notes. The Corporation's bank accounts shall be kept in such chartered bank or banks, trust company or trust companies or other firm or corporation carrying on a banking business as the directors may by resolution from time to time determine. Cheques on bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the directors may by resolution from time to time name for that purpose. Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of any one of the Corporation's bank accounts by such officer or officers, person or persons, as the directors may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation's name.

11.3 Execution of Instruments. The Chair of the Board, the President, a Vice-President or any director, together with the Secretary, the Treasurer, Assistant Secretary, Assistant Treasurer or any other director, shall have authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board of directors shall have power from time to time by resolution to appoint any other officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. Any signing officer may affix the corporate seal to any instrument requiring the same. The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing.

11.4 Financial Year. The financial year of the Corporation shall be as determined from time to time by the Board.

                                   ARTICLE 12
                                 INTERPRETATION

12.1 In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

      (a) "Act" means the Canada Business Corporations Act together with the Regulations made pursuant thereto and any statute or regulations that may be substituted therefor as amended from time to time;

      (b) "articles" means the articles of incorporation of the Corporation as amended or restated from time to time;

      (c)   "Board" means the board of directors of the Corporation;

      (d) "by-laws" means this by-law and all other by-laws of the Corporation as amended from time to time, and from time to time in force and effect;

      (e)   "Corporation" means this Corporation;

      (f) "meeting of shareholders" means any meeting of shareholders, whether annual or special; and "special meeting of shareholders" means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders and a meeting of any class or classes of shareholders entitled to vote on the question at issue;

      (g) "person" includes an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

      (h) "recorded address" means, in the case of a shareholder, his address as recorded in the shareholders' register; and, in the case of joint shareholders, the address appearing in the shareholders' register in respect of such joint holding or the first address so appearing if there are more than one; and, in the case of a director, officer, auditor or member of a committee of the Board, his latest address recorded in the records of the Corporation; and

      (i) "unanimous shareholder agreement" shall have the meaning ascribed to such term under the Act.

12.2 In this by-law where the context requires, words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

12.3 Save as aforesaid, words and expressions defined in the Act shall have the same meanings when used herein.

                                   ARTICLE 13
                                     REPEAL

13.1 Repeal. The by-law No. 40 of the Corporation enacted on the 19th day of November, 1986 is repealed upon the coming into force of this by-law but such repeal shall not affect the previous operation of any by-law. All officers and other persons acting under any by-law so repealed shall continue to act as if appointed under this by-law and all resolutions with continuing effect passed under any by-law so repealed shall continue in force until amended or repealed except to the extent inconsistent with this by-law. All rights, privilege, duty or obligations accrued under by-law No. 40 of the Corporation enacted on the 19th day of November, 1986 on and after the effective date of this by-law shall be deemed to have accrued under this by-law.

                                   ARTICLE 14
                                 EFFECTIVE DATE

14.1 Effective Date. This by-law shall come into force as of May 12, 2003, subject to the provisions of the Act.

                                    * * * * *

          Approved by the Board of Directors of the Corporation on May 12, 2003.

       Confirmed by the shareholders of the Corporation on                     .
                                                           --------------------



                                             ----------------------------------
                                                                  Lewis Ritchie
                                                                       Secretary